Exhibit 99.1

Investor Contact:	Media Contact:
Paul Goldberg	Adrian Sakowicz
Vice President - Investor Relations	Vice President - Communications
(212) 922-1640	(630) 743-5039
peg@dovercorp.com	asakowicz@dovercorp.com

DOVER REPORTS FIRST QUARTER 2017 RESULTS AND RAISES FULL YEAR REVENUE AND EPS GUIDANCE

•	Reports quarterly revenue of $1.8 billion, an increase of 12% from the prior year

•	Delivers quarterly diluted net earnings per share of $1.09, including a $0.39 gain on disposition

•	Posts adjusted diluted net earnings per share of $0.70, excluding the gain on a disposition

•	Increases full year revenue growth forecast; now expected to be 11% to 13%

•	Raises 2017 full year diluted earnings per share guidance to now be in the range of $4.05 to $4.20, inclusive of the gain on a disposition

Downers Grove, Illinois, April 20, 2017 — Dover (NYSE: DOV) announced today that for the first quarter ended March 31, 2017, revenue was $1.8 billion, an increase of 12% from the prior year. The increase in the quarter was driven by acquisition growth of 12% and organic growth of 4%, partially offset by a 3% impact from dispositions and an unfavorable impact from foreign exchange ("FX") of 1%. Net earnings were $172.2 million, an increase of 73% as compared to $99.4 million for the prior year period. Diluted net earnings per share ("EPS") for the first quarter ended March 31, 2017, were $1.09, compared to $0.64 EPS in the prior year period, representing an increase of 70%. EPS for the first quarter of 2017 included a gain on a disposition of $0.39. EPS for the prior year period included a gain on a disposition of $0.07. Excluding these items, adjusted EPS for the first quarter of 2017 was $0.70, an increase of 25% from an adjusted EPS of $0.56 in the prior year period. EPS for the first quarter ended March 31, 2017, and March 31, 2016, include restructuring costs of $0.03 EPS and $0.07 EPS, respectively.

Dover’s President and Chief Executive Officer, Robert A. Livingston, said, “I am very pleased with our first quarter business activity and results. The revenue growth of 12% was broad-based and bookings grew 21%, resulting in a strong book-to-bill of 1.12. Of particular note, organic revenue and bookings grew 4% and 12%, respectively.

“Among the highlights in the quarter was an acceleration in the recovery of our U.S. drilling and production market. At the same time, business activity was also very solid in our printing & identification, retail fueling, and retail refrigeration markets, as well as the majority of our other industrial markets. Strong growth and solid execution, along with an improved tax rate, resulted in adjusted EPS of $0.70.

“As a result of the solid first quarter performance, higher expectations in Energy, and overall strong bookings activity, we are raising our full year revenue and EPS guidance. We now expect full year diluted earnings per share to be in the range of $4.05 to $4.20, versus our prior guidance of $3.40 to $3.60. Our revised guidance includes the gain from our recent disposition. Further, this revised guidance is based on full year revenue growth of 11% to 13% versus our prior forecast of 10% to 12%, and is comprised of organic growth of 4% to 6% and acquisition growth of approximately 10%, partially offset by a 2% impact from the dispositions and a 1% headwind from FX. Our revised revenue forecast is primarily driven by a one point increase in organic growth. The combined impact of acquisitions, dispositions, and FX is essentially unchanged from our prior forecast.”

Dover will host a webcast of its first quarter 2017 conference call at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Thursday, April 20, 2017. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can be found on the Company’s website.

About Dover:

Dover is a diversified global manufacturer with annual revenue exceeding $7 billion. We deliver innovative equipment and components, specialty systems, consumable supplies, software and digital solutions, and support services through four operating segments: Energy, Engineered Systems, Fluids, and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of 29,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements concern future events and may be indicated by words or phrases such as "anticipates," "expects," "believes," "suggests," "will," "plans," "should," "would," "could," and "forecast," or the use of the future tense and similar words or phrases. Forward-looking statements address matters that are uncertain, including, by way of example only: operating and strategic plans, future sales, earnings, cash flows, margins, organic growth, growth from acquisitions, restructuring charges, cost structure, capital expenditures, capital allocation, capital structure, dividends, cash flows, exchange rates, tax rates, interest rates, interest expense, changes in operations and trends in industries in which our businesses operate, anticipated market conditions and our positioning, global economies, and operating improvements. Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from current expectations, including, but not limited to, economic conditions generally and changes in economic conditions globally and in the markets and industries served by our businesses, including oil and gas activity and U.S. industrials activity; conditions and events affecting domestic and global financial and capital markets; oil and natural gas demand, production growth, and prices; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; changes in customer demand and capital spending; risks related to our international operations and the ability of our businesses to expand into new geographic markets; the impact of interest rate and currency exchange rate fluctuations; increased competition and pricing pressures; the impact of loss of a significant customer, or loss or non-renewal of significant contracts; the ability of our businesses to adapt to technological developments; the ability of our businesses to develop and launch new products, timing of such launches and risks relating to market acceptance by customers; the relative mix of products and services which impacts margins and operating efficiencies; the impact of loss of a single-source manufacturing facility; short-term capacity constraints; domestic and foreign governmental and public policy changes or developments, including import/export laws and sanctions, tax policies, environmental regulations and conflict minerals disclosure requirements; increases in the cost of raw materials; our ability to identify and successfully consummate value-adding acquisition opportunities or planned divestitures, and to realize anticipated earnings and synergies from acquired businesses and joint ventures; our ability to achieve expected savings from integration and other cost-control initiatives, such as lean and productivity programs as well as efforts to reduce sourcing input costs; the impact of legal compliance risks and litigation, including product recalls; indemnification obligations related to acquired or divested businesses; cybersecurity and privacy risks; protection and validity of patent and other intellectual property rights; goodwill or intangible asset impairment charges; a downgrade in our credit ratings which, among other matters, could make obtaining financing more difficult and costly; and work stoppages, union and works council campaigns and other labor disputes which could impact our productivity. Dover refers you to the documents that it files from time to time with the Securities and Exchange Commission, such as its reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause its actual results to differ materially from its current expectations and from the forward-looking statements contained herein. Dover undertakes no obligation to update any forward-looking statement, except as required by law.

INVESTOR SUPPLEMENT - FIRST QUARTER 2017

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$1,813,372	$1,622,273
Cost of goods and services	1,152,198	1,033,009
Gross profit	661,174	589,264
Selling, general, and administrative expenses	485,290	443,448
Operating earnings	175,884	145,816
Interest expense	36,409	33,318
Interest income	(2,580)	(1,604)
Gain on sale of businesses	(90,093)	(11,228)
Other income, net	176	(2,294)
Earnings before provision for income taxes	231,972	127,624
Provision for income taxes	59,725	28,268
Net earnings	$172,247	$99,356

Net earnings per share:
Basic	$1.11	$0.64
Diluted	$1.09	$0.64

Weighted average shares outstanding:
Basic	155,540	155,064
Diluted	157,399	156,161

Dividends paid per common share	$0.44	$0.42

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
REVENUE
Energy	$324,088	$283,230	$259,008	$273,248	$292,952	$1,108,438

Engineered Systems
Printing & Identification	249,238	239,681	263,648	253,091	266,082	1,022,502
Industrials	358,397	337,314	328,784	317,471	360,212	1,343,781
	607,635	576,995	592,432	570,562	626,294	2,366,283

Fluids	525,195	399,062	405,838	412,822	482,852	1,700,574

Refrigeration & Food Equipment	356,834	363,252	429,386	451,328	376,373	1,620,339

Intra-segment eliminations	(380)	(266)	(319)	(197)	(510)	(1,292)
Total consolidated revenue	$1,813,372	$1,622,273	$1,686,345	$1,707,763	$1,777,961	$6,794,342

NET EARNINGS
Segment Earnings:
Energy	$41,691	$11,244	$(75)	$13,279	$30,888	$55,336
Engineered Systems	174,398	93,748	104,034	97,240	96,807	391,829
Fluids	52,639	46,047	54,033	66,178	34,663	200,921
Refrigeration & Food Equipment	33,562	38,161	63,230	64,111	118,126	283,628
Total segments	302,290	189,200	221,222	240,808	280,484	931,714
Corporate expense / other	36,489	29,862	24,566	26,638	31,674	112,740
Interest expense	36,409	33,318	33,779	33,789	35,515	136,401
Interest income	(2,580)	(1,604)	(1,622)	(795)	(2,738)	(6,759)
Earnings before provision for income taxes	231,972	127,624	164,499	181,176	216,033	689,332
Provision for income taxes	59,725	28,268	46,209	51,092	54,871	180,440
Net earnings	$172,247	$99,356	$118,290	$130,084	$161,162	$508,892

SEGMENT MARGIN
Energy	12.9%	4.0%	—%	4.9%	10.5%	5.0%
Engineered Systems	28.7%	16.2%	17.6%	17.0%	15.5%	16.6%
Fluids	10.0%	11.5%	13.3%	16.0%	7.2%	11.8%
Refrigeration & Food Equipment	9.4%	10.5%	14.7%	14.2%	31.4%	17.5%
Total segment operating margin	16.7%	11.7%	13.1%	14.1%	15.8%	13.7%

DEPRECIATION AND AMORTIZATION EXPENSE
Energy	$31,365	$34,160	$33,289	$32,605	$31,366	$131,420
Engineered Systems	19,575	16,036	16,075	16,238	25,597	73,946
Fluids	28,503	20,511	20,981	20,833	22,899	85,224
Refrigeration & Food Equipment	15,035	16,728	16,881	16,146	15,263	65,018
Corporate	1,120	1,169	868	901	2,193	5,131
Total depreciation and amortization expense	$95,598	$88,604	$88,094	$86,723	$97,318	$360,739

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(continued)
(unaudited)(in thousands)

	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
BOOKINGS
Energy	$348,317	$273,445	$246,021	$270,685	$299,771	$1,089,922

Engineered Systems
Printing & Identification	256,665	242,569	266,490	248,443	268,951	1,026,453
Industrials	419,455	329,957	304,345	331,435	374,073	1,339,810
	676,120	572,526	570,835	579,878	643,024	2,366,263

Fluids	565,987	418,345	413,767	413,535	457,283	1,702,930

Refrigeration & Food Equipment	438,576	411,367	468,661	429,134	336,645	1,645,807

Intra-segment eliminations	(1,149)	(90)	(944)	(245)	(308)	(1,587)

Total consolidated bookings	$2,027,851	$1,675,593	$1,698,340	$1,692,987	$1,736,415	$6,803,335

BACKLOG
Energy	$156,255	$144,828	$129,873	$126,519	$134,181

Engineered Systems
Printing & Identification	109,347	102,640	104,509	101,190	98,924
Industrials	310,008	235,384	210,646	224,892	252,780
	419,355	338,024	315,155	326,082	351,704

Fluids	371,717	286,457	315,786	318,246	331,238

Refrigeration & Food Equipment	341,530	303,479	332,312	309,462	258,329

Intra-segment eliminations	(729)	(36)	(265)	(252)	(102)

Total consolidated backlog	$1,288,128	$1,072,752	$1,092,861	$1,080,057	$1,075,350

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
Net earnings per share:
Basic	$1.11	$0.64	$0.76	$0.84	$1.04	$3.28
Diluted	$1.09	$0.64	$0.76	$0.83	$1.03	$3.25

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:

Net earnings	$172,247	$99,356	$118,290	$130,084	$161,162	$508,892

Weighted average shares outstanding:
Basic	155,540	155,064	155,180	155,300	155,376	155,231
Diluted	157,399	156,161	156,595	156,798	156,816	156,636

Adjusted Earnings Per Share (Non-GAAP)
Net earnings are adjusted by gains on disposition of businesses and a product recall charge to derive adjusted net earnings and adjusted diluted earnings per common share as follows:

	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
Adjusted net earnings:
Net earnings	$172,247	$99,356	$118,290	$130,084	$161,162	$508,892
Gain on dispositions, net of tax	(61,720)	(11,228)	—	—	(56,975)	(68,203)
Product recall charge, net of tax	—	—	—	—	14,237	14,237
Adjusted net earnings	$110,527	$88,128	$118,290	$130,084	$118,424	$454,926

Adjusted diluted earnings per common share:
Net earnings	$1.09	$0.64	$0.76	$0.83	$1.03	$3.25
Gain on dispositions, net of tax	(0.39)	(0.07)	—	—	(0.36)	(0.44)
Product recall charge, net of tax	—	—	—	—	0.09	0.09
Adjusted net earnings	$0.70	$0.56	$0.76	$0.83	$0.76	$2.90

* Per share data may be impacted by rounding.

DOVER CORPORATION
ADDITIONAL INFORMATION
(unaudited)(in thousands)

Quarterly Cash Flow

	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
Net Cash Flows Provided By (Used In):
Operating activities	$78,071	$133,413	$207,868	$231,665	$289,029	$861,975
Investing activities	81,780	(425,857)	(69,415)	(66,110)	(942,461)	(1,503,843)
Financing activities	(93,293)	178,507	(127,678)	98,491	484,288	633,608

Quarterly Free Cash Flow (Non-GAAP)

	2017	2016
	Q1	Q1	Q2	Q3	Q4	FY 2016
Cash flow from operating activities	$78,071	$133,413	$207,868	$231,665	$289,029	$861,975
Less: Capital expenditures	(42,259)	(37,230)	(35,422)	(43,116)	(49,437)	(165,205)
Free cash flow	$35,812	$96,183	$172,446	$188,549	$239,592	$696,770

Free cash flow as a percentage of revenue	2.0%	5.9%	10.2%	11.0%	13.5%	10.3%

Free cash flow as a percentage of net earnings	20.8%	96.8%	145.8%	144.9%	148.7%	136.9%

Revenue Growth Factors

	Three Months Ended March 31, 2017
	Energy	Engineered Systems	Fluids	Refrigeration & Food Equipment	Total
Organic	15%	2%	(2)%	5%	4%
Acquisitions	—%	9%	35%	—%	12%
Dispositions	—%	(4)%	—%	(7)%	(3)%
Currency translation	(1)%	(1)%	(1)%	—%	(1)%
Total *	14%	5%	32%	(2)%	12%

* Totals may be impacted by rounding.

Non-GAAP Disclosures

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted earnings per common share, free cash flow and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted earnings per common share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies. Adjusted net earnings represents net earnings adjusted for gains on disposition of businesses and a product recall charge. Adjusted diluted earnings per common share represents adjusted net earnings divided by average diluted shares. Management believes this information is useful to investors to better understand the company’s ongoing profitability and facilitates easier comparisons of the company’s profitability to prior and future periods and to its peers. Free cash flow represents net cash provided by operating activities minus capital expenditures. Management believes that free cash flow is an important measure of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock. Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue performance and trends between periods.